Exhibit 99.2

SELECTED FINANCIAL DATA

The following table sets forth selected consolidated financial and operating data on an historical basis for our company and on a combined historical basis for our company’s Predecessor. The Predecessor is comprised of the real estate activities and holdings of GI Partners related to the properties in our portfolio. We have not presented historical information for our company for periods prior to the consummation of our initial public offering because we did not have any corporate activity until the completion of our initial public offering other than the issuance of shares of common stock in connection with the initial capitalization of our company, and because we believe that a discussion of the results of our company would not be meaningful. The Predecessor’s combined historical financial information includes:

•	the wholly owned real estate subsidiaries and majority-owned real estate joint ventures that GI Partners contributed to our operating partnership in connection with our initial public offering;

•

an allocation of GI Partners’ line of credit to the extent that borrowings and related interest expense relate to (1) borrowings to fund acquisitions of the properties in our portfolio and (2) borrowings to pay asset management fees paid by GI Partners that were allocated to the properties in our portfolio; and

•

an allocation of the asset management fees paid to a related party and incurred by GI Partners, along with an allocation of the liability for any such fees that were unpaid as of December 31, 2003 and an allocation of GI Partners’ general and administrative expenses.

The following data should be read in conjunction with our financial statements and notes thereto included in Exhibit 99.1 to this Current Report on Form 8-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as Exhibit 99.3 to this Current Report on Form 8-K. Certain prior year amounts have been reclassified to conform to the current year presentation.

The Company and the Company Predecessor

(Amounts in thousands, except per share data)

	The Company			The Predecessor
	Year Ended December 31,		Period from November 3, 2004 to December 31,	Period from January 1, 2004 to November 2,	Year ended December 31,
	2006	2005	2004	2004	2003	2002
	(revised)	(revised)	(revised)	(revised)	(revised)
Statement of Operations Data:
Operating Revenues:
Rental	$221,371	$150,072	$18,753	$57,112	$47,343	$21,203
Tenant reimbursements	50,340	35,720	3,772	11,248	8,488	3,894
Other	365	5,829	—	—	4,283	407

Total operating revenues	272,076	191,621	22,525	68,360	60,114	25,504
Operating Expenses:
Rental property operating and maintenance	59,255	39,257	4,488	10,933	7,855	4,997
Property taxes	26,890	20,189	1,564	5,874	4,330	2,755
Insurance	3,682	2,653	435	1,203	579	83
Depreciation and amortization	86,129	55,702	6,293	18,785	15,100	7,659
General and administrative	20,441	12,615	20,766	199	301	249
Asset management fees to related party	—	—	—	2,655	3,185	3,185
Other	1,111	1,617	57	1,021	2,459	1,249

Total operating expenses	197,508	132,033	33,603	40,670	33,809	20,177
Operating income (loss)	74,568	59,588	(11,078)	27,690	26,305	5,327
Other Income (Expenses):
Equity in earnings of unconsolidated joint venture	177	—	—	—	—	—
Interest and other income	1,270	1,274	30	69	45	51
Interest expense	(49,595)	(35,381)	(5,000)	(16,768)	(9,860)	(5,249)
Loss from early extinguishment of debt	(527)	(1,021)	(283)	—	—	—

Income (loss) from continuing operations before minority interests	25,893	24,460	(16,331)	10,991	16,490	129
Minority interests in consolidated joint ventures of continuing operations	—	—	(20)	14	(149)	(190)
Minority interests in continuing operations of operating partnership	(5,113)	(8,330)	10,192	—	—	—

Income (loss) from continuing operations	20,780	16,130	(6,159)	11,005	16,341	(61)
Income (loss) from discontinued operations before minority interests	18,410	(103)	(39)	(302)	301	—
Minority interests attributable to discontinued operations	(7,798)	74	29	23	—	—

Income (loss) from discontinued operations	10,612	(29)	(10)	(279)	301	—

Net income (loss)	31,392	16,101	(6,169)	$10,726	$16,642	$(61)

Preferred stock dividends	(13,780)	(10,014)	—

Net income (loss) available to common stockholders	$17,612	$6,087	$(6,169)

Per Share Data:
Basic income (loss) per share from continuing operations available to common stockholders	$0.20	$0.25	$(0.30)
Diluted income (loss) per share from continuing operations available to common stockholders	$0.19	$0.25	$(0.30)
Cash dividend per common share	$1.08	$1.00	$0.16
Weighted average common shares outstanding:
Basic	36,134,983	23,986,288	20,770,875
Diluted	37,442,192	24,221,732	20,770,875

	The Company			The Predecessor
	December 31,			December 31,
	2006	2005	2004	2003	2002
Balance Sheet Data:
Net investments in real estate	$1,736,802	$1,194,106	$787,412	$391,737	$217,009
Total assets	2,186,219	1,529,170	1,013,287	479,698	269,836
Notes payable under line of credit	145,452	181,000	44,000	44,436	53,000
Mortgages and other secured loans	804,686	568,067	475,498	253,429	103,560
Exchangeable senior debentures	172,500	—	—	—	—
Total liabilities	1,338,031	880,228	584,229	328,303	183,524
Minority interests in consolidated joint ventures	—	206	997	3,444	3,135
Minority interests in operating partnership	138,416	262,239	254,862	—	—
Total stockholders’/owner’s equity	709,772	386,497	173,199	147,951	83,177
Total liabilities and stockholders’/owner’s equity	$2,186,219	$1,529,170	$1,013,287	$479,698	$269,836

	The Company		The Company and the Predecessor	The Predecessor
	Year Ended December 31, 2006	Year Ended December 31, 2005	Year ended December 31,
			2004	2003	2002
Cash flows from (used in):
Operating activities	$103,001	$82,848	$44,638	$27,628	$9,645
Investing activities	(601,788)	(480,815)	(371,277)	(213,905)	(164,755)
Financing activities	510,118	404,340	326,022	187,873	158,688